Exhibit 99.1

News Release

Quick-Med Engages Match Point Partners as
Financial Advisor

Subtitle: Specialist firm expert in healthcare markets served by QMT

Gainesville, Florida – April 12, 2013. Quick-Med Technologies, Inc. (OTCQB: QMDT), a life sciences company, announced that is that it has retained Match Point Partners to manage its investor and public relations programs.  Match Point Partners is a New York based strategy and financial advisory firm that helps healthcare and technology companies manage and grow through inflection points and maximize long-term value.

“We are continuing the commercial expansion of our NIMBUS® and Stay Fresh® product lines with our US and international partners” said Quick-Med CFO Paul Jenssen.  “We are excited to have the help of Match Point Partners to communicate our growth and increase our visibility with our partners and supporters.”

“QMT is a highly innovative health care company that is bringing very exciting antimicrobial technologies to market” said J.D. Friedland, Founder and Senior Managing Director of Match Point. “Their products address the major public health concerns of drug-resistant bacteria in our communities, institutions, and even in our food industries...  – Match Point will be able to help communicate the value of these technologies better to the healthcare, consumer goods, and financial communities to improve public understanding of Quick-Med’s value.”

“Our work with Quick-Med reflects Match Point’s approach to partner closely with our clients in a broad manner to help them achieve their financial and strategic objectives,”  “We follow through on our commitment by working side-by-side with our clients at every step.  This depth of collaboration helps to align client goals with our efforts and enhance company value.”

About Quick-Med Technologies, Inc.

Quick-Med Technologies, Inc. is a life sciences company that is developing and commercializing proprietary, broad-based technologies for the consumer and healthcare markets.  The Company’s NIMBUS® technology is the first FDA-cleared, non-leaching antimicrobial technology available in a wound dressing.  Its new Stay Fresh® technology provides highly durable antimicrobial protection for apparel and other textile applications.  Quick-Med develops antimicrobial technologies to promote public health, safety and comfort.  For more information, see: www.quickmedtech.com.

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Quick-Med engages Match Point: Page 2

About Match Point Partners LLC

Headquartered in New York City, Match Point Partners is a strategy and financial advisory firm that provides a unique blend of value-added strategic, operating and investment banking services to emerging middle market healthcare and technology firms. Our team of experienced entrepreneurs, bankers, and operators collaborate to develop and execute creative, innovative and often out-of-the-box solutions to help our clients achieve superior value. All securities are offered through Bridge Capital Associates, Inc., Member FINRA / SIPC.  For more information, please visit www.mppartnersllc.com.

CONTACT:

Quick-Med Technologies
Bernd Liesenfeld, President
(888) 835.2211 Ext 103
bliesenfeld@quickmedtech.com

© 2013 Quick-Med Technologies, Inc. All rights reserved.  NIMBUS®, and Stay Fresh® are registered trademarks of Quick-Med Technologies, Inc.

Forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained in this release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as "may", "will", "to", "expect", "plan", "believe", "anticipate", "intend", "could", "would", "estimate", and/or "continue" or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements involve risks and uncertainties, including those risks that are discussed in the Company's filings with the Securities and Exchange Commission ("SEC"), which may be accessed at the SEC's Edgar System at www.sec.gov.

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